EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-72746 and No. 333-2262) and in the Registration Statement on Form S-3 (No. 333-2656) of Nine West Group Inc. of our report dated March 17, 1997, appearing in this Annual Report on Form 10-K of Nine West Group Inc. for the fiscal year ended February 1, 1997.



Deloitte & Touche LLP
Stamford, Connecticut
April 30, 1997